Exhibit 10.2

THIS LEASE EXTENTION AGREEMENT made effective as of the 1st day of May 2014

B E T W E E N:

RICHMOND WALNUT BUSINESS CENTRE INC.

A Corporation Incorporated under the laws of the Province of Ontario

(hereinafter called the “Landlord”)

-and-

CYNAPSUS THERAPEUTICS INC.

A Corporation Incorporated under the laws of the Province of Ontario.

(hereinafter called the “Tenant”)

W H E R E A S:

1. By a Lease dated the 1st day of May 2008 (the Original Lease), the landlord granted to the tenant the premises known as the Richmond Walnut Business Centre, located at 828 Richmond Street West, on the 2nd floor, Suite 200, in the City of Toronto, comprising of 3,200 sq. ft. and more particularly described in the original lease (the premises) for a term of Three (3) Years from the 1st day of May, 2008 and ending 30th day of April, 2011.

2. Thereafter the Tenant and Landlord agreed with each other to extend said Lease for the premises for a further term of TWO (2) YEARS from 1st day of May, 2011, and ending April 30th, 2013 on month to month base at a rental based at $24.00psf and including the right for either Party to terminate such tenancy upon 3 months written notice and with all other terms remaining the same as set in original lease. The Tenant during such period changed their operating name to “CYNAPSUS THERAPEUTICS INC.”.

3. Tenant and Landlord agreed with each other to further extend said Lease for an additional term of ONE (1) Year from May 1st, 2013 and ending April 30th, 2014.

4. And Whereas the Tenant has now requested the Landlord to grant another extension of the Original Lease for the premises for a further TWO (2) YEARs from May 1st, 2014 and ending April 30, 2016 and the Landlord has agreed to do so at the following terms.

NOW THEREFORE:

1. The Landlord hereby leases to the Tenant the premises subject to the payment of Rent, to be paid commencing May 1st, 2014 on the first day of each and every month as follows:

RENT;

TERM	RENT P.S.F. 3200sf	MONTHLY	ANNUALLY
May 1/14 to April 30/16	$28.00	$7,466.67	$89,600.00

In addition thereon, two (2) Parking spaces are provided at a rental rate of One Hundred and twenty five Dollars ($125.00) per month for each space, which rental shall be paid by Tenant to the Landlord in addition and in the same manner and same time as Rent.

Tenant shall also retain right to use two additional parking space, provided necessary arrangements are made with City by the Tenant.

2. Tenant acknowledges that this Lease Extension Agreement, shall include a demolition clause in favor of Landlord, allowing said Landlord the option and right to demolish, alter and/or expand the Building and/or Property upon which the Premises are located, without any compensation whatsoever, provided the Landlord shall give to the Tenant a prior six (6) months written notice, delivered by electronics communications or personal delivery to the Tenant at the premises, confirming such intentions and date by which Tenant is required to vacate Premises.

3. The Landlord and Tenant hereby covenant that they shall perform and observe the covenants, provisos and stipulations in the “Original Lease” as fully as if such covenants, provisos and stipulations had been repeated in full, save for revised RENT, that Tenant shall have no further option for Renewal of this Lease and with such modifications only as are necessary to make them applicable herein.

4. This Renewal Agreement shall enure to the benefit of and be binding upon the parties hereto, the successors and assigns of the Landlord and the successors and assigns of the Tenant.

IN WITNESS WHEREOF the Landlord and Tenant have agreed to this Renewal Agreement and have hereunto affixed their respective signature.

SIGNED, SEALED & DELIVERED at Toronto this 21st day of March 2014

RICHMOND WALNUT BUSINESS CENTRE INC.
)
)
)	Per:	/s/ John Zingaro
)		a.s.o.	(Landlord)
)
)
)	CYNAPSUS THERAPEUTICS INC.
)

)
)	Per:	/s/ Andrew Williams
)		a.s.o.	(Tenant)